GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847.402.2400
                             Facsimile 847.402.4371

Michael J. Velotta
  Vice President, Secretary
   and General Counsel



                                 August 22, 1997


TO:               Glenbrook Life and Annuity Company
                  Northbrook, Illinois 60062

FROM:             Michael J. Velotta
                  Vice President, Secretary and General Counsel

RE:               Form S-6 Registration Statement
                  Under the Securities Act of 1933
                  File No. 333-25045


         With reference to the Registration Statement on Form S-6 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering the Modified Single Premium Variable Life Insurance Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

   2. The Separate Account is a separate account of the Company validly existing pursuant to Illinois law and the regulations issued thereunder.

   3. The assets held in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

   4. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the director of Insurance of the State of Delaware and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                     Sincerely,


                                                     Michael J. Velotta
                                                     Vice President, Secretary
                                                        and General Counsel